The Lennard Company
2024 Powers Ferry Road Suite 290
Atlanta, Georgia 30339
770 573-2900 Telephone

July 31,2006

VitalTrust Business Development Corp.
Board of Directors
P.O. Box 23412,
3000 Bayport Dr, Suite 910,
Tampa, FL 33623

RE: Resignation

Dear Board Members:

The undersigned, J. Houston Lennard, currently an officer of VitalTrust Business Development Corp, formerly KAIROS Holdings Inc., a Nevada corporation, submits this as my letter of resignation and I do therefore resign as the CFO of the Company.

1 am resigning due to the restriction of available time caused by my legal practice. Additionally, the company, due to its restructuring, has not offered an employment contract that would compensate me for the time necessary to implement the policies needed to go forward as a business development corporation under the Investment Company Act of 1940. I have no disagreements with the Board, the auditors or any of the officers of the Company regarding accounting issues or any other aspect which would require disclosure.

1 hereby consent to attachment of a conformed copy of this resignation to a Form 8K.

Sincerely,

/sJ. Houston
Lennard, CFO

The Lennard Company
2024 Powers Ferry Road Suite 290
Atlanta, Georgia 30339
770 573-2900 Telephone

July 31,2006

VitalTrust Solutions, Inc.
Board of Directors
P.O. Box 23412,
3000 Bayport Dr, Suite 910,
Tampa, FL 33623

RE: Resignation

Dear Board Members:

The undersigned, J. Houston Lennard, currently the Secretary of VitalTrust Solutions, Inc, a Florida corporation, submits this as my letter of resignation and I do therefore resign as Secretary of the Company.

Sincerely,

/s J. Houston
Lennard, Secretary